UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 5, 2013

Commission File Number: 0-29923

CUI Global, Inc.

(Name of Small Business Issuer in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on Thursday, December 5, 2013, at 9:00 a.m. PST in our corporate offices located at 20050 SW 112th Avenue, Tualatin, Oregon 97062) for the following purposes:

1.	Election of three directors to hold office until the 2014 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2.	Ratification of the appointment of Liggett, Vogt & Webb, P.A. as the Company’s Independent Auditor for the year ending December 31, 2013;
3.	Advisory approval of the company’s executive compensation (Say-on-Pay);
4.	Advisory vote on the frequency of a shareholder vote on executive compensation (Say-on-Frequency);
5.	Approve the amended Restated Articles of Incorporation to compile prior amendments into a single document;

The final vote calculation on each of these items is as follows:

DIRECTORS	Vote Type	Voted
Thomas A. Price	For	7,415,004
	Withheld	138,218
	Non Votes	6,789,501
	Uncast	-

Sean P. Rooney	For	7,417,004
	Withheld	136,218
	Non Votes	6,789,501
	Uncast	-

Corey A. Lambrecht	For	7,418,504
	Withheld	134,718
	Non Votes	6,789,501
	Uncast	-

AUDITOR	For	13,884,786
	Against	165,829
	Abstain	292,108
	Non Votes	-
	Uncast	-

EXECUTIVE COMPENSATION	For	7,164,455
	Against	156,405
	Abstain	232,362
	Non Votes	6,789,501
	Uncast	-

FREQUENCY OF COMPENSATION	1 Year	4,564,466
	2 Years	296,144
	3 Years	2,678,816
	Abstain	13,796
	Non Votes	6,789,501
	Uncast	-

ARTICLES OF INCORPORATION	For	7,327,314
	Against	4,395
	Abstain	221,513
	Non Votes	6,789,501
	Uncast	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 11th day of December 2013.

CUI Global, Inc.
By:	/s/ William J. Clough
William J. Clough, CEO/President